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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 4, 2002
                Date of Report (Date of earliest event reported)


                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                    000-22023                77-0156161
(State or other jurisdiction of        (Commission            (I.R.S. employer
 incorporation or organization)           File No.)       identification number)


                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
          (Address of principal executive offices, including zip code)

                                 (408) 743-8600
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On November 4, 2002, Macrovision Corporation (Nasdaq: MVSN), the world's leading developer and vendor of digital rights management ("DRM") and copy protection technologies, announced that it had agreed to acquire the assets and operations of Midbar Tech (1998) Ltd. The transaction closed effective November 30, 2002. Macrovision paid approximately $17 million in cash, and may pay up to an additional $8 million in cash if certain revenue milestones are met over the next two years.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Macrovision Corporation
                                          (Registrant)


Date:  December 4, 2002               By:       /s/ William A. Krepick
                                           ----------------------------
                                           William A. Krepick
                                           Chief Executive Officer and President